UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	November 19, 2004

NATIONSRENT COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-114115 (Commission File Number)	14-1875911 (IRS Employer ID Number)

450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, FL	33301

(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(954) 760-6550

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

          On November 19, 2004, NationsRent Companies, Inc. (the "Company") was advised by Ernst & Young LLP, the Company’s independent registered public accounting firm, that the Company’s financial statements for the fiscal quarters ending March 31, 2004 and June 30, 2004 and for the fiscal years 2002 and 2003 incorrectly classified delivery vehicle depreciation expense as an operating expense. Such depreciation expense should have been classified and included as part of its other delivery expenses in cost of revenue. The condensed and consolidated statements of operations included in the Company’s recently filed Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 contain the correct classification of these expenses.

          Authorized officers have discussed the matters disclosed in this Item 4.02 with the Company’s independent accountants. The Company currently intends to restate its financial statements for the fiscal quarters ending March 31, 2004 and June 30, 2004 and fiscal years 2002 and 2003. Accordingly, these financial statements should not be relied upon until the restatements are available. The decision to restate the Company’s financial statements was made by the Company’s management after consultation with its audit committee. These restatements will reclassify delivery vehicle depreciation expense from operating expenses to cost of revenue in order to consistently report all delivery expenses as part of cost of revenue. These corrections are expected to decrease gross profit and increase gross loss for those periods, but have no impact on operating income (loss), net income (loss), or cash flow. The Company has determined that financial statements for fiscal year 2001 do not need to be restated because the change in gross profit that would result from a reclassification of the vehicle depreciation expense for that year is not material.

          Attached to this report as Exhibit 99.1 is a copy of a letter dated December 3, 2004, from Ernst & Young LLP, the Company’s independent accountants, to the Securities and Exchange Commission relating to the statements made in response to this Item 4.02.

          This amendment on Form 8-K/A amends and supersedes in its entirety the Company’s Current Report on Form 8-K dated November 19, 2004 and filed on November 26, 2004 (accession no. 0000899681-04-000824).

Item 9.01 Financial Statements and Exhibits

(a) (b) (c)	Financial Statements of Business Acquired: Not applicable

Pro Forma Financial Information: Not applicable

Exhibits:

99.1 Letter dated December 3, 2004, from Ernst & Young LLP to the Securities and Exchange Commission relating to the statements made in response to Item 4.02.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONSRENT COMPANIES, INC. By: /s/ Joseph H. Izhakoff Name: Joseph H. Izhakoff Title: Executive Vice President, General Counsel and Secretary

Dated: December 7, 2004